ITEM 77Q.1) Exhibit


AMENDMENT #16
TO THE RESTATED AND AMENDED
DECLARATION OF TRUST
FEDERATED INCOME SECURITIES TRUST

Dated May 19, 2000


This Declaration of Trust is amended as
follows:


Strike the first paragraph of Section 5
of Article III from the Declaration of
Trust and substitute in its
place the following:


"Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the
Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

Federated Capital Income Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Federated Fund for U. S. Government Securities
Class A Shares
Class B Shares
Class C Shares
Federated Intermediate Corporate Bond Fund
Institutional Service Shares
Institutional Shares
Federated Muni and Stock Advantage Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Federated Real Return Bond Fund
Class A Shares
Class C Shares
Institutional Shares
Federated Short-Term Income Fund
Class A Shares
Class Y Shares
Institutional Service Shares
Institutional Shares
Federated Stock and California Muni Fund
Class A Shares
Class C Shares








The undersigned hereby certify that
the above stated Amendment is a true
and
correct Amendment to the Declaration
of Trust, as adopted by the Board of
Trustees at a meeting
on the 18th day of May, 2007.


WITNESS the due execution
hereof this 18th day of May, 2007.


/s/ John F. Donahue
/s/ Peter E. Madden
John F. Donahue
Peter E. Madden

/s/ Thomas G. Bigley
/s/ Charles F. Mansfield, Jr.
Thomas G. Bigley
Charles F. Mansfield, Jr.

/s/ John T. Conroy, Jr.
/s/ John E. Murray, Jr.
John T. Conroy, Jr.
John E. Murray, Jr.

/s/ Nicholas P. Constantakis
/s/ Thomas M. O'Neill
Nicholas P. Constantakis
Thomas M. O'Neill

/s/ John F. Cunningham
/s/ Marjorie P. Smuts
John F. Cunningham
Marjorie P. Smuts

/s/ J. Christopher Donahue
/s/ John S. Walsh
J. Christopher Donahue
John S. Walsh

/s/ Lawrence D. Ellis, M.D.
/s/ James F. Will
Lawrence D. Ellis, M.D.
James F. Will